Exhibit 10.25

AMENDMENT TO STOCK OPTION AGREEMENTS

Pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “Plan”), MetLife, Inc. hereby amends each of your Stock Option Agreements under the Plan (the “Agreements”) as of April 25, 2007, as follows (this “Amendment”):

1. Section 8 of each Agreement is restated in its entirety as follows:

8. Adjustments. The Committee will make appropriate adjustments in the terms and conditions of your Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements (such as a Common Stock dividend, Common Stock split, recapitalization, payment of an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders other than ordinary cash dividends, exchange of shares, or other similar corporate change), or in recognition of changes to applicable laws, regulations, or accounting principles, to prevent unintended dilution or enlargement of the potential benefits of your Options. The Committee’s determinations in this regard will be conclusive.

2. Any capitalized word used in this Amendment is defined in the Plan or each Agreement. This Amendment will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. This Amendment, the Agreements, and the Plan represent the entire agreements between you and the Company, and you and all Affiliates, regarding your Options and no other promises, terms, or agreements of any kind regarding your Options apply. In the event any provision of this Amendment is held illegal or invalid, the rest of the Amendment will remain enforceable. In no event will this amendment be construed in a manner that would cause you to incur a penalty under Code Section 409A.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment.

METLIFE, INC.

By:	/s/ C. Robert Henrikson

Name

Chairman of the Board, President and CEO

Title

/s/ C. Robert Henrikson

Signature